Funko Reports First Quarter 2024 Financial Results;
Reiterates Full-Year Outlook for 2024
--Q1 Net Sales Within Guidance Range, Gross Margin and Adjusted EBITDA
Above Expectations; New CEO Appointed--
EVERETT, Wash. May 9, 2024 -- Funko, Inc. (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported its consolidated financial results for the first quarter ended March 31, 2024.
First Quarter Financial Results Summary: 2024 vs 2023
•Net sales were $215.7 million compared with $251.9 million
•Gross profit was $86.3 million, equal to gross margin of 40.0%. This compares with $49.6 million, equal to gross margin of 19.7%, which included $30.1 million of charges related to the write-down of excess inventory in Q1 of 2023
•SG&A expenses were $85.6 million compared with $100.1 million, which included non-recurring charges of $5.1 million and $2.7 million, respectively. Details related to the non-recurring charges can be found in footnotes 4 and 5 of the attached reconciliation tables
•Net loss was $23.7 million, or $0.45 per share, compared with $61.1 million, or $1.17 per share
•Adjusted net loss* was $9.2 million, or $0.17 per share*, compared with $25.3 million, or $0.49 per share
•Adjusted EBITDA* was $9.6 million versus negative adjusted EBITDA* of $14.0 million
“For the 2024 first quarter, we reported solid overall financial results, with net sales within our guidance range, and gross margin and adjusted EBITDA well above our expectations,” said Michael Lunsford, Funko’s Interim Chief Executive Officer. “Net sales for Q1 would have been close to the midpoint of our guidance range but for sales of certain lower margin products that shifted to Q2 from Q1. As a result of better inventory management, we achieved higher than anticipated margins on sales into the value channel, which along with better-than-expected freight costs contributed to our Q1 gross margin of 40%. Given the good start to the year, we are reiterating our full-year 2024 guidance.
“Turning to our balance sheet, we continued to make progress lowering our inventory levels and paying down debt. Inventory was $112.3 million at March 31, 2024 down from $119.5 million at December 31, 2023 and total debt was $246.4 million at March 31, 2024 down $27.2 million from $273.6 million at December 31, 2023."
Leadership Update
In a separate press release issued today, the company announced that its board of directors appointed Cynthia Williams as Chief Executive Officer (CEO), effective May 20, 2024. Williams is also expected to join the Funko Board of Directors on that date. Williams is a seasoned, highly regarded executive with deep experience across the consumer products, gaming and e-commerce industries. She has held senior leadership roles with some of the most well recognized companies in the world, including Hasbro, Microsoft and Amazon.

First Quarter 2024 Net Sales by Category and Geography
The tables below show the breakdown of net sales on a brand category and geographical basis (in thousands):

	Three Months Ended March 31,		Period Over Period Change
	2024	2023	Dollar	Percentage
Net sales by brand category:
Core Collectible	$157,121	$184,034	$(26,913)	(14.6)%
Loungefly	40,676	51,211	(10,535)	(20.6)%
Other	17,902	16,633	1,269	7.6%
Total net sales	$215,699	$251,878	$(36,179)	(14.4)%

	Three Months Ended March 31,		Period Over Period Change
	2024	2023	Dollar	Percentage
Net sales by geography:
United States	$146,366	$177,216	$(30,850)	(17.4)%
Europe	54,243	58,455	(4,212)	(7.2)%
Other International	15,090	16,207	(1,117)	(6.9)%
Total net sales	$215,699	$251,878	$(36,179)	(14.4)%
Balance Sheet Highlights - At March 31, 2024 vs March 31, 2023
•Total cash and cash equivalents were $26.1 million at March 31, 2024 compared with $36.5 million at December 31, 2023
•Inventories were $112.3 million at March 31, 2024 down from $119.5 million at December 31, 2023
•Total debt was $246.4 million at March 31, 2024 versus $273.6 million at December 31, 2023. Total debt includes the amount outstanding under the company's term loan facility, net of unamortized discounts, revolving line of credit and the company's equipment finance loan
Outlook for 2024
Based on its current outlook, the company reiterated its 2024 full-year outlook and provided guidance for its 2024 second quarter, as follows:

Current Outlook
2024 Full Year
Net Sales	$1.047 billion to $1.103 billion
Adjusted EBITDA*	$65 million to $85 million

2024 Second Quarter
Net sales	$225 million to $240 million
Gross margin %	38% to 40%
SG&A expense, in dollars	$80 million to $85 million
Adjusted net loss*	$8 million to $4 million
Adjusted net loss per share*	$0.15 to $0.08
Adjusted EBITDA*	$9 million to $15 million

*Adjusted net loss, adjusted net loss per share and adjusted EBITDA are non-GAAP financial measures. For a reconciliation of historical adjusted net loss, adjusted loss per share, and adjusted EBITDA, to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of adjusted net loss, adjusted net loss per share and adjusted EBITDA outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, for the second quarter of 2024 the company expects equity-based compensation of approximately $4 million, depreciation and amortization of approximately $16 million and interest expense of approximately $5 million. For the full year 2024, the company expects equity-based compensation of approximately $15 million, depreciation and amortization of approximately $63 million and interest expense of approximately $19 million, each of which is a reconciling item to net loss. See "Use of Non-GAAP Financial Measures" and the attached reconciliations for more information.
Conference Call and Webcast
The company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, May 9, 2024, to further discuss its first quarter results and business update. A live webcast and a replay of the event will be available on the Investor Relations section on the Company’s website at investor.funko.com. The replay of the webcast will be available for one year.
Use of Non-GAAP Financial Measures
This release contains references to non-GAAP financial measures, including adjusted net income (loss), including per share amounts, adjusted EBITDA, adjusted EBITDA margin and adjusted net loss margin, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance, for planning purposes, including the preparation of our annual operating budget and financials projections, and to assess incentive compensation for our employees, and to evaluate our capacity to expand our business. In addition, our senior secured credit facilities use adjusted EBITDA to measure our compliance with covenants, such as senior leverage ratio. The company's management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance because it enhances an investor's overall understanding of the financial results for the company's core business. Additionally, it provides a basis for the comparison of the financial results for the company's core business between current, past and future periods as they remove the impact of items not directly resulting from our core operations. The company also believes that including adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors and help to compare against other companies in our industry. Non-GAAP financial measures have limitations as analytical tools and should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of adjusted net income (loss), including per share amounts, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner.
Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.
About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture lifestyle brand. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at www.funko.com, and follow us on X (Twitter) (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results and financial position and CEO transition. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy; our ability to manage our inventories and growth; our ability to maintain and realize the full value of our license agreements; impacts from economic downturns; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; risks related to the impact of COVID-19 on our business, financial results and financial condition; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with climate change; increased attention to sustainability and environmental, social and governance initiatives; geographic concentration of our operations; risks associated with our international operations; changes in effective tax rates or tax law; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; future development and acceptance of blockchain networks; risks associated with receiving payments in digital assets; risk resulting from our e-commerce business and social media presence; our ability to successfully operate our information systems and implement new technology; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended; our ability to secure additional financing on favorable terms or at all; the potential for our or our third-party providers’ electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2024 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations:
investorrelations@funko.com
Media:
pr@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per share data)
Net sales	$215,699	$251,878
Cost of sales (exclusive of depreciation and amortization shown separately below)	129,427	202,303
Selling, general, and administrative expenses	85,595	100,061
Depreciation and amortization	15,579	13,976
Total operating expenses	230,601	316,340
Loss from operations	(14,902)	(64,462)
Interest expense, net	6,311	5,687
Loss on extinguishment of debt	—	494
Other expense, net	1,553	821
Loss before income taxes	(22,766)	(71,464)
Income tax expense (benefit)	900	(10,320)
Net loss	(23,666)	(61,144)
Less: net loss attributable to non-controlling interests	(1,003)	(5,833)
Net loss attributable to Funko, Inc.	$(22,663)	$(55,311)

Loss per share of Class A common stock:
Basic	$(0.45)	$(1.17)
Diluted	$(0.45)	$(1.17)
Weighted average shares of Class A common stock outstanding:
Basic	50,706	47,248
Diluted	50,706	47,248

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2024	December 31, 2023
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$26,110	$36,453
Accounts receivable, net	101,207	130,831
Inventory, net	112,282	119,458
Prepaid expenses and other current assets	38,659	56,134
Total current assets	278,258	342,876
Property and equipment, net	85,587	91,335
Operating lease right-of-use assets	57,833	61,499
Goodwill	133,678	133,795
Intangible assets, net	163,413	167,388
Deferred tax asset, net of valuation allowance	—	—
Other assets	6,703	7,752
Total assets	$725,472	$804,645
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$107,000	$120,500
Current portion of long-term debt, net of unamortized discount	22,218	22,072
Current portion of operating lease liabilities	17,002	17,486
Accounts payable	47,794	52,919
Income taxes payable	2,116	986
Accrued royalties	41,896	54,375
Accrued expenses and other current liabilities	80,369	90,494
Total current liabilities	318,395	358,832
Long-term debt, net of unamortized discount	117,221	130,986
Operating lease liabilities, net of current portion	67,441	71,309
Deferred tax liability	156	402
Liabilities under tax receivable agreement, net of current portion	—	—
Other long-term liabilities	4,700	5,076

Commitments and Contingencies

Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 50,963 and 50,549 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	5	5
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 2,276 and 2,277 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in-capital	330,005	326,180
Accumulated other comprehensive loss	(788)	(180)
Accumulated deficit	(116,727)	(94,064)
Total stockholders’ equity attributable to Funko, Inc.	212,495	231,941
Non-controlling interests	5,064	6,099
Total stockholders’ equity	217,559	238,040
Total liabilities and stockholders’ equity	$725,472	$804,645

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Operating Activities
Net loss	$(23,666)	$(61,144)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and other	15,045	13,745
Equity-based compensation	3,824	3,642
Amortization of debt issuance costs and debt discounts	440	267
Loss on debt extinguishment	—	494
Other	605	(1,702)
Changes in operating assets and liabilities:
Accounts receivable, net	28,803	8,031
Inventory	6,767	55,824
Prepaid expenses and other assets	15,760	(8,063)
Accounts payable	(6,844)	(12,139)
Income taxes payable	1,144	(34)
Accrued royalties	(12,479)	(22,742)
Accrued expenses and other liabilities	(14,892)	(6,449)
Net cash provided by (used in) operating activities	14,507	(30,270)

Investing Activities
Purchases of property and equipment	(4,157)	(12,746)
Acquisitions, net of cash received	—	(5,274)
Sale of Funko Games inventory and certain intellectual property	6,754	—
Other	161	233
Net cash provided by (used in) investing activities	2,758	(17,787)

Financing Activities
Borrowings on line of credit	—	71,000
Payments on line of credit	(13,500)	—
Debt issuance costs	—	(1,957)
Payments of long-term debt	(13,941)	(5,621)
Contributions on behalf of continuing equity owners	2	—
Proceeds from exercise of equity-based options	—	87
Net cash (used in) provided by financing activities	(27,439)	63,509

Effect of exchange rates on cash and cash equivalents	(169)	145

Net change in cash and cash equivalents	(10,343)	15,597
Cash and cash equivalents at beginning of period	36,453	19,200
Cash and cash equivalents at end of period	$26,110	$34,797

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net loss, for the periods presented:

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per share data)
Net loss attributable to Funko, Inc.	$(22,663)	$(55,311)
Reallocation of net loss attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	(1,003)	(5,833)
Equity-based compensation (2)	3,824	3,642
Loss on extinguishment of debt (3)	—	494
Acquisition transaction costs and other expenses (4)	3,184	1,010
Certain severance, relocation and related costs (5)	1,866	1,735
Foreign currency transaction loss (6)	1,576	822
Inventory write-down (7)	—	30,084
Income tax expense (8)	3,979	(1,901)
Adjusted net loss	$(9,237)	$(25,258)
Adjusted net loss margin (9)	(4.3)%	(10.0)%
Weighted-average shares of Class A common stock outstanding - basic	50,706	47,248
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	2,725	4,364
Adjusted weighted-average shares of Class A stock outstanding - diluted	53,431	51,612
Adjusted loss per diluted share	$(0.17)	$(0.49)

	Three Months Ended March 31,
	2024	2023
	(amounts in thousands)
Net loss	$(23,666)	$(61,144)
Interest expense, net	6,311	5,687
Income tax expense (benefit)	900	(10,320)
Depreciation and amortization	15,579	13,976
EBITDA	$(876)	$(51,801)
Adjustments:
Equity-based compensation (2)	3,824	3,642
Loss on extinguishment of debt (3)	—	494
Acquisition transaction costs and other expenses (4)	3,184	1,010
Certain severance, relocation and related costs (5)	1,866	1,735
Foreign currency transaction loss (6)	1,576	822
Inventory write-down (7)	—	30,084
Adjusted EBITDA	$9,574	$(14,014)
Adjusted EBITDA margin (10)	4.4%	(5.6)%

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per share data)
Cost of sales (exclusive of depreciation and amortization shown separately)	$129,427	$202,303
Inventory write-down (7)	—	30,084
Adjusted cost of sales (exclusive of depreciation and amortization shown separately)	$129,427	$172,219
Adjusted gross margin (11)	40.0%	31.6%

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.

(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)	Represents write-off of unamortized debt financing fees for the three months ended March 31, 2023.
(4)
For the three months ended March 31, 2024, includes contract settlement agreements of related services to and fair market value adjustments of certain assets held for sale. For the three months ended March 31, 2023, includes acquisition-related costs related to due diligence fees.

(5)
For the three months ended March 31, 2024, includes charges related severance and benefit costs related to certain management resignations. For the three months ended March 31, 2023, includes charges related severance and benefit costs related to reduction-in-force.

(6)	Represents both unrealized and realized foreign currency losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(7)	For the three months ended March 31, 2023, represents an inventory write-down charge, outside normal business operations to improve U.S. warehouse operational efficiency.
(8)	Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented.
(9)	Adjusted net loss margin is calculated as adjusted net loss as a percentage of net sales.
(10)	Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of net sales.
(11)	Adjusted gross margin is calculated as net sales less adjusted cost of sales (exclusive of depreciation and amortization shown separately) as a percentage of net sales.